EXHIBIT 21.1

                     SUBSIDIARIES OF CENTRAL JERSEY BANCORP

Name of Subsidiary                             State of Incorporation
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Central Jersey Bank, National Association            New Jersey

MCBK Capital Trust I                                 Delaware

CJB Investment Company(1)                            New Jersey

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(1) A wholly-owned subsidiary of Central Jersey Bank, National Association.